UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2010
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32693 (Commission File Number)	54-2091194 (IRS Employer Identification No.)

500 W. Illinois, Suite 100 Midland, Texas (Address of principal executive offices)		79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Indemnification Agreements
     Effective as of March 9, 2010, Basic Energy Services, Inc. (the “Company”) approved a new form of indemnification agreement (the “Indemnification Agreement”) to be entered into with each of its directors and certain officers including Kenneth V. Huseman, our Chief Executive Officer, and Alan Krenek, our Senior Vice President and Chief Financial Officer (each, an “Indemnitee”), replacing, in each case, a previously existing indemnification agreement. The new form of Indemnification Agreement has terms which are, in all material respects, the same as those contained in the previously existing indemnification agreements, the form of which was previously filed as an exhibit to the Company’s Registration Statement on Form S-1 filed on September 28, 2005.
     The Indemnification Agreement provides that the Company will indemnify the applicable Indemnitee to the fullest extent permitted by applicable law in the event that such Indemnitee, by reason of such Indemnitee’s relationship with the Company, is or is threatened to be made a party to or participant in any threatened, pending or completed proceeding, other than a proceeding by or in the right of the Company, against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such proceeding, provided that such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, provided that he or she also had no reasonable cause to believe his or her conduct was unlawful. The Indemnification Agreement further provides that the Company will indemnify such Indemnitee to the fullest extent permitted by applicable law in the event that such Indemnitee, by reason of such Indemnitee’s relationship with the Company, is or is threatened to be made a party to or participant in any threatened, pending or completed proceeding brought by or in the right of the Company to procure a judgment in its favor, against all expenses actually and reasonably incurred by such Indemnitee in connection with such proceeding, provided that such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification against expenses incurred by such Indemnitee in connection with such a proceeding brought by or in the right of the Company will be made in respect of any claim, issue or matter as to which such Indemnitee is adjudged to be liable to the Company or if applicable law prohibits such indemnification being made; provided, however, that, in such event, indemnification against such expenses will nevertheless be made by the Company if and to the extent that the court in which such proceeding has been brought or is pending so determines. The Indemnification Agreement also provides for the advance of all reasonable expenses incurred by such Indemnitee in connection with any proceeding covered by the Indemnification Agreement. The Indemnitee will be required to repay any amounts so advanced if and to the extent that it is ultimately determined that he or she is not entitled to be indemnified by the Company against such expenses.
     The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Performance-Based Stock Awards
     On March 9, 2010, the Compensation Committee of our Board of Directors approved grants of performance-based stock awards to each of our executive officers, including our named executive officers. Pursuant to the grant agreements, the performance-based awards consist of shares to be earned based upon the Company’s ranking in total shareholder return (“TSR”) relative to that of a peer group of energy services companies (which we refer to as the “TSR Shares”) measured over the Performance Period (defined as the one-year calculation period starting on the 20th NYSE trading day prior to and including the last NYSE trading day of 2009 and ending on the last NYSE trading day of 2010) as compared to other members of the PB Peer Group (as defined below). The shares awarded pursuant to the performance-based awards comprise one third of the total long-term incentive compensation for each of our executive officers, including our named executive officers. The remaining two thirds of the total long-term incentive compensation will be awarded at the discretion of our Board of Directors based on the recommendation of our management.

     The target number of TSR Shares and maximum number of TSR Shares that may be earned by each executive officer pursuant to the grant agreement is set forth below:

		Maximum Number of TSR
	Target Number of	Shares
	TSR Shares	(150% of Target Amount)
Kenneth V. Huseman	55,000	82,500
President, Chief Executive Officer and Director
Alan Krenek	20,000	30,000
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
T.M. “Roe” Patterson	12,833	19,250
Senior Vice President — Rig and Truck Operations
James F. Newman	8,750	13,125
Group Vice President — Completion and Remedial Services
Steve McCoy	6,067	9,100
Vice President — Drilling
James E. Tyner	8,233	12,350
Vice President — Human Resources
Doug Rogers	6,667	10,000
Vice President — Marketing
     The grantee will earn shares as follows: (A) 150% of the target share amounts set forth above based on the Company’s TSR being above the TSR of the 3rd-best performing member of the PB Peer Group, (B) 0% of the target share amounts set forth above based on the Company’s TSR being worse than the 2nd-worst performing member of the PB Peer Group, and (C) a range between 50-133% of the target share amounts set forth above based on the Company’s TSR ranking when included with the PB Peer Group as follows: 9th-best — 50%; 8th-best — 67%; 7th-best — 83%; 6th-best — 100%; 5th best - 117%; 4th best — 133%. Notwithstanding the foregoing, if the Company’s TSR exceeds that of both Key Energy Services, Inc. and Complete Production Services, Inc., the grantee will earn the higher of (x) 100% of the target share amounts set forth above or (y) the percentage derived from clauses (A) or (C) above.
     “PB Peer Group” means each of the following companies: (1) Pioneer Drilling Co.; (2) Bronco Drilling Company, Inc.; (3) Tetra Technologies, Inc.; (4) Oil States International, Inc.; (5) Union Drilling, Inc.; (6) Superior Well Services, Inc.; (7) Complete Production Services, Inc.; (8) Allis-Chalmers Energy Inc.; (9) Superior Energy Services, Inc.; and (10) Key Energy Services, Inc; provided that the Compensation Committee in its sole discretion may substitute another company into the peer group under certain circumstances as set forth in the grant agreements.
     Once earned, the shares of restricted stock will vest in one-third increments on March 15, 2012, 2013 and 2014 (subject to accelerated vesting in certain circumstances as described below). All unvested shares of restricted stock will be forfeited by the grantee (a) if the grantee’s employment with the Company is terminated by the Company for “Cause” before the restricted stock is vested or (b) if the grantee terminates his employment with the Company before the restricted stock is vested for any reason other than (i) “Good Reason” or (ii) the death or “Disability” of the grantee, as such terms are defined in the grant agreement. The grantee will vest in all rights to the restricted stock on the earliest of (i) the dates set forth above; (ii) termination by the Company without Cause; (iii) the death or Disability of the grantee; or (iv) Termination for Good Reason.
     The foregoing description of this item is qualified in its entirety by reference to the full text of the form of Performance-Based Award Agreement, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.
2009 Long-Term Incentive Awards, 2009 Annual Cash Bonuses and 2010 Base Salaries

     On March 9, 2010, our Board of Directors, after discussion with a compensation consultant and based on the recommendation of our Compensation Committee, approved grants of restricted stock under the Company’s long-term incentive plan that are materially consistent with the terms of a previously disclosed plan of performance-based and discretionary awards planned for 2009. Grants to our executive officers, including our named executive officers, have been reported by the officers in filings with the SEC on Form 4. The Compensation Committee also recommended, and the Board agreed that no annual cash bonuses applicable to 2009 will be paid to most of the Company’s executive officers, including each of the named executive officers listed in the Company’s proxy statement for its 2009 annual meeting. The Compensation Committee also reported to the Board its approval of the reinstatement of base salaries for our each of our executive officers, including our named executive officers, to March 2009 levels to be effective as of January 1, 2010.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective as of March 9, 2010, our Board of Directors approved and adopted an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”).
     The Amended and Restated Bylaws amend certain provisions of the Company’s bylaws previously in effect. The Amended and Restated Bylaws, among other things, now:
(a) require 90 to 120 days’ advance notice for stockholder proposals and/or nominations at annual meetings (based on the anniversary of the prior year’s meeting and subject to adjustment if the annual meeting date changes significantly);
(b) expand the information requirements with respect to such stockholder proposals and/or nominations, requiring, among other things, information regarding any persons nominated for election as directors; disclosure of a stockholder’s material interests in any business so proposed; disclosure of such stockholder’s identity and ownership of the Company’s securities and any derivatives relating thereto; the name of each person with whom such stockholder has any voting agreement with respect to any securities of the Company and a description thereof; a list of all transactions by such stockholder involving any securities of the Company or any derivatives, voting agreements or other material interests within the prior six-month period; and disclosure regarding whether such stockholder is acting as part of a group that intends to solicit proxies in support of such proposal and/or nomination;
(c) provide that the person presiding over a meeting of stockholders has concurrent power with the stockholders to adjourn such meeting when a quorum is not present;
(d) further specify and clarify the procedures to be followed at a meeting of stockholders and the authority of the Board of Directors and/or person presiding over such meeting to implement rules and regulations therefor;
(e) consistent with a recent amendment to the Delaware General Corporation Law (the “DGCL”), provide that the Board of Directors may establish two record dates for a meeting of stockholders: one record date to determine stockholders entitled to receive notice of the meeting, and a second (later) record date to determine stockholders entitled to vote at such meeting; and
(f) provide that the Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Company, and which shall, to the extent provided in the resolution of the Board of Directors, have all of the powers and authority of the Board of Directors, except with respect to:
(i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or
(ii) adopting, amending or repealing any provision of the Amended and Restated Bylaws.

     The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
3.1	Amended and Restated Bylaws of Basic Energy Services, Inc., effective as of March 9, 2010.

10.1	Form of Indemnification Agreement.

10.2	Form of Performance-Based Award Agreement (effective March 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: March 15, 2010	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Basic Energy Services, Inc., effective as of March 9, 2010.

10.1	Form of Indemnification Agreement.

10.2	Form of Performance-Based Award Agreement (effective March 2010).